UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

XERIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38536	20-3352427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 N. LaSalle Street, Suite 1600

Chicago, Illinois 60601

(Address of principal executive offices, including zip code)

(844) 445-5704

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in Item 8.01 is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 8.01 is incorporated by reference herein.

Item 8.01	Other Events.

Effective October 5, 2021, Xeris Holdco completed the previously announced acquisition and merger contemplated by the Transaction Agreement, dated as of May 24, 2021 (the “Transaction Agreement”), by and among Xeris, Strongbridge Biopharma plc (“Strongbridge”), Xeris Holdco and Wells MergerSub, Inc. (“MergerSub”). Pursuant to the Transaction Agreement, (i) Xeris Holdco acquired Strongbridge (the “Acquisition”) pursuant to a scheme of arrangement (the “Scheme”) under Irish law; and (ii) MergerSub merged with and into Xeris, with Xeris as the surviving corporation in the merger (the “Merger,” and the Merger together with the Acquisition, the “Transactions”). Pursuant to the Acquisition, each ordinary share of Strongbridge (the “Strongbridge Shares”) issued and outstanding immediately prior to the effectiveness of the Scheme, other than certain Strongbridge Shares held by Xeris Holdco, Xeris or any of its subsidiaries and/or any Strongbridge Shares held by Strongbridge or any of its subsidiaries, was converted into the right to receive (a) 0.7840 of a share of Xeris Holdco’s common stock (“Holdco Shares”) (the “Share Consideration”) and cash in lieu of fractions of Holdco Shares; and (b) one (1) non-tradeable contingent value right (“CVR”), worth up to a maximum of $1.00, settleable in cash, additional Holdco Shares or a combination thereof, at Xeris Holdco’s sole election (the “CVR Consideration” and, and together with the Share Consideration and any cash in lieu of fractions of Holdco Shares due to a Strongbridge shareholder, the “Scheme Consideration”). As a result of the Transactions, both Xeris and Strongbridge became wholly owned subsidiaries of Xeris Holdco.

At the effective time of the Scheme, (a) Strongbridge shareholders received the Scheme Consideration, (b) Strongbridge’s outstanding equity awards were treated as set forth in the Transaction Agreement, such that (i) each Strongbridge Share Award was vested and settled for Strongbridge Shares immediately prior to the effective time of the Scheme, (ii) each Strongbridge Option became fully vested and exercisable immediately prior to the effective time of the Scheme, (iii) each unexercised Strongbridge Option was assumed by Xeris Holdco and converted into an option to purchase Holdco Shares (each, a “Strongbridge Rollover Option”), with the exercise price per Holdco Share and the number of Holdco Shares underlying the Strongbridge Rollover Option adjusted to reflect the conversion from Strongbridge Shares into Holdco Shares, provided that each Strongbridge Rollover Option will continue to have, and be subject to, the same terms and conditions that applied to the corresponding Strongbridge Rollover Option (except for terms rendered inoperative by reason of the Acquisition or for immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect), provided that the terms of each Strongbridge Rollover Option with an exercise price of $4.50 or less (prior to the adjustment described above) was amended to provide that it shall remain exercisable for a period of time following the effective time of the Scheme equal to the lesser of (A) the maximum remaining term of such corresponding Strongbridge Option and (B) the fourth anniversary of the effective date of the Merger, in each case regardless of whether the holder of such Strongbridge Rollover Option experiences a termination of employment or service on or following the effective time of the Scheme and (iv) Xeris Holdco issued to each holder of a Strongbridge Rollover Option one CVR with respect to each Strongbridge Share subject to the applicable Strongbridge Option, provided that in no event shall such holder be entitled to any payments with respect to such CVR unless the corresponding Strongbridge Option has been exercised on or prior to any such payment, and (c) Strongbridge’s outstanding warrants were treated as follows: (i) each outstanding and unexercised Strongbridge Private Placement Warrant was assumed by Xeris Holdco such that the applicable holders will have the right to subscribe for Holdco Shares, in accordance with certain terms of the Strongbridge Private Placement Warrant, (ii) each outstanding and unexercised Strongbridge Assumed Warrant was assumed by Xeris Holdco such that, upon exercise, the applicable holders will have the right to have delivered to them the Reference Property (as such term is defined in the Strongbridge Assumed Warrants), in accordance with certain terms of the Strongbridge Assumed Warrants.

At the effective time of the Merger, (a) each share of Xeris common stock was assumed by Xeris Holdco and converted into the right to receive one Holdco Share and any cash in lieu of Fractional Entitlements due to a Xeris Shareholder (the “Merger Consideration”) and (b) each Xeris option, stock appreciation right, restricted share award and other Xeris share based award that was outstanding was assumed by Xeris Holdco and converted into an equivalent equity award of Xeris Holdco, which award will be subject to the same number of shares and the same terms and conditions as were applicable to the Xeris award in respect of which it was issued. At the effective time of the Merger, Xeris Holdco assumed each Strongbridge Share Plan, each Xeris Share Plan and the Xeris ESPP for the purposes of governing each Strongbridge Rollover Option, governing each assumed Xeris equity award and granting awards to the extent permitted by applicable law and NASDAQ regulations.

The issuance of Holdco Shares in connection with the Transactions, as described above, was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-257642), filed by Xeris Holdco with the Securities and Exchange Commission (the “SEC”) and declared effective on July 29, 2021. The joint proxy statement/prospectus of Xeris Holdco, Xeris and Strongbridge (the “Joint Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Transactions. The description of Holdco Shares set forth in the Joint Proxy Statement/Prospectus is incorporated herein by reference. Additional information about the Transactions is also contained in Current Reports on Form 8-K filed by Xeris on May 24, 2021, July 30, 2021 and September 14, 2021 and Current Reports on Form 8-K filed by Strongbridge on May 24, 2021, July 7, 2021, July 26, 2021, August 30, 2021 and September 8, 2021 and incorporated by reference into the Joint Proxy Statement/Prospectus.

The description of the Transaction Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about Xeris, Strongbridge or Xeris Holdco, and should not be relied upon as disclosure about Xeris, Strongbridge or Xeris Holdco without consideration of the periodic and current reports and statements that Xeris, Strongbridge or Xeris Holdco file with the SEC. The terms of the Transaction Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Transaction Agreement. In particular, the representations and warranties made by the parties to each other in the Transaction Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Transaction Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

Prior to the Merger, shares of Xeris Common Stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended and listed on the Nasdaq Stock Market (“Nasdaq”). As a result of the Merger, on October 5, 2021, Xeris requested that Nasdaq withdraw the shares of Xeris Common Stock from listing on Nasdaq and file a Form 25 with the SEC to report that the shares of Xeris Common Stock are no longer listed on Nasdaq. The shares of Xeris Common Stock are anticipated to be suspended from trading on Nasdaq prior to the open of trading on October 6, 2021.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

2.1	Transaction Agreement, dated as of May 24, 2021, by and among the Registrant, Strongbridge Biopharma plc, Xeris Biopharma Holdings, Inc. and Wells MergerSub, Inc. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K dated May 24, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2021	Xeris Pharmaceuticals, Inc.

	By:	/s/ Steven M. Pieper
	Name:	Steven M. Pieper
	Title:	Chief Financial Officer